Christopher Grinnell Talcott Resolution Law Group 1 Griffin Road North Windsor, CT 06095-1512 Tel. 1-860-791-0750 christopher.grinnell@talcottresolution.com

April 26, 2023

Board of Directors
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095

RE:    Talcott Resolution Life and Annuity Insurance Company (The "Company")
    Separate Account Seven (The "Account")
    File No. 333-76419
    Post-Effective Amendment No. 45

Dear Sir/Madam:

I have acted as Counsel to the Company, a Connecticut insurance company, and the Account in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:
1.    The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.
2.    The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.
3.    To the extent so provided under the contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.
4.    The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.
I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contacts and the Account.

Very truly yours,

/s/ Christopher Grinnell
Christopher Grinnell
Vice President and Associate General Counsel